UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2012

FIRST SOUTH BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Virginia	0-22219	56-1999749
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		No.)

1311 Carolina Avenue, Washington, North Carolina	27889-2047
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (252) 946-4178

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Entry into Employment Agreement with Bruce W. Elder

Effective June 28, 2012, First South Bancorp, Inc. (the “Company”), First South Bank (the “Bank”) and Bruce W. Elder entered into an employment agreement governing the terms of Mr. Elder’s employment and compensation. A copy of the employment agreement is included as Exhibit 10.17 to this report and is incorporated herein by reference. The Company previously announced that Mr. Elder will assume the position of president and chief executive officer of the Company and the Bank upon the retirement of Thomas A. Vann at the end of the third quarter of 2012.

The initial term of Mr. Elder’s employment agreement is three years from March 19, 2012, with automatic annual extensions, unless and until notice to the contrary is given by either party or the agreement is otherwise terminated pursuant to its terms. Under the agreement, Mr. Elder is entitled to receive an annual base salary of $255,000 in addition to annual increases for cost of living adjustments or otherwise at the discretion of the compensation committee of the Company’s board of directors. Mr. Elder is also entitled to participate in the various employee benefit plans and programs maintained by the Bank for employees and executive officers. As part of his employment agreement, Mr. Elder has also entered into certain confidentiality and noncompetition covenants.

If during the first year of the contract’s term, Mr. Elder is terminated for any reason other than for “Cause,” as defined in the agreement, he will be entitled to a severance payment of $255,000 plus the continuation of certain benefits for a period of one year. If after the first year of the contract’s term, Mr. Elder is terminated for any reason other than for “Cause,” he will be entitled to be compensated at his then-current base salary until the expiration of the current term of the agreement. In addition, during the first two years of the term, the employment agreement provides for a lump sum payment of 200% of Mr. Elder’s “base amount,” as defined in Section 280G(b)(3)(A) of the Internal Revenue Code, if Mr. Elder’s employment terminates under certain circumstances following a “Change in Control,” as defined in the employment agreement. Thereafter, Mr. Elder would be entitled to a lump sum payment of 299% of his “base amount,” as defined in Section 280G(b)(3)(A) of the Internal Revenue Code, if his employment terminates under certain circumstances following a “Change in Control.” The Company has also agreed to pay up to $25,000 of Mr. Elder’s legal fees associated with the enforcement of his rights under the employment agreement following a “Change in Control.”

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following document is filed as an exhibit to this report:

Exhibit No.	Description

10.17	Employment Agreement between First South Bancorp, Inc., First South Bank, and Bruce W. Elder

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOUTH BANCORP, INC.

By:	/s/ William L. Wall
William L. Wall Executive Vice President, Chief Financial Officer and Secretary

 Date: July 3, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.17	Employment Agreement between First South Bancorp, Inc., First South Bank, and Bruce W. Elder